As filed with the Securities and Exchange Commission on July 2, 2025

Registration Statement No. 333-143064

Registration Statement No. 333-151461

Registration Statement No. 333-195562

Registration Statement No. 333-215144

Registration Statement No. 333-220889

Registration Statement No. 333-270204

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-143064

FORM S-3 REGISTRATION STATEMENT NO. 333-151461

FORM S-3 REGISTRATION STATEMENT NO. 333-195562

FORM S-3 REGISTRATION STATEMENT NO. 333-215144

FORM S-3 REGISTRATION STATEMENT NO. 333-220889

FORM S-3 REGISTRATION STATEMENT NO. 333-270204

UNDER

THE SECURITIES ACT OF 1933

ENSTAR GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation or organization)

N/A

(I.R.S. Employer Identification Number)

A.S. Cooper Building, 4th Floor, 26 Reid Street, Hamilton HM 11, Bermuda, (441) 292-3645

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ENSTAR FINANCE LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

84-4965738

(I.R.S. Employer Identification Number)

Enstar (US), Inc., 55 West 46th Street, Suite 2805, New York, NY 10036, (212) 790-9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Enstar (US) Inc.

55 West 46th Street, Suite 2805

New York, NY 10036

(212) 790-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ENSTAR GROUP LIMITED
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

ENSTAR FINANCE LLC
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.			☐

*	On July 2, 2025, pursuant to the Agreement and Plan of Merger dated as of July 29, 2024, by and among Enstar Group Limited, an exempted company limited by shares existing under the laws of Bermuda (“Enstar” or the “Registrant”), Elk Bidco Limited, an exempted company limited by shares existing under the laws of Bermuda (“Parent”), Elk Merger Sub Limited, an exempted company limited by shares existing under the laws of Bermuda and a directly wholly owned subsidiary of Parent, Deer Ltd., an exempted company limited by shares existing under the laws of Bermuda and a direct wholly owned subsidiary of the Company, and Deer Merger Sub Ltd., an exempted company limited by shares existing under the laws of Bermuda and a direct wholly owned subsidiary of Deer Ltd., the parties effected a series of mergers (collectively, the “Mergers”), with Enstar surviving the Mergers as a wholly owned subsidiary of Parent.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment, filed by the Registrant, relates to the following Registration Statements (each, a “Registration Statement”) on Form S-3, previously filed with the Securities and Exchange Commission (the “SEC”) by the Registrant:

•	Registration No. 333-270204, filed with the SEC on March 2, 2023, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately: (A) by Enstar of (i) ordinary shares; (ii) preference shares; (iii) depositary shares representing ordinary shares or preference shares; (iv) senior, subordinated or junior subordinated debt securities; (v) purchase contracts and units; (vi) warrants to purchase ordinary shares, preference shares or debt securities; and (vii) units, which may consist of any combination of the securities listed above and (B) by Enstar Finance LLC of senior, subordinated or junior subordinated debt securities.
•	Registration No. 333-220889, filed with the SEC on October 10, 2017, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by the selling shareholders of (i) 8,205,979 of ordinary shares (including up to 2,599,672 ordinary shares issuable upon conversion of Series C non-voting ordinary shares, up to 404,771 ordinary shares issuable upon conversion of Series E non-voting ordinary shares, and up to 175,901 ordinary shares issuable upon conversion of Series C non-voting ordinary shares following the exercise of outstanding warrants), (ii) 2,775,573 Series C non-voting ordinary shares (including up to 175,901 Series C non-voting ordinary shares issuable upon exercise of outstanding warrants), and (iii) 404,771 Series E non-voting ordinary shares, as amended by (A) Amendment No. 1 to Form S-3, filed with the Commission on November 13, 2017, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by the selling shareholders of (i) 8,095,630 of ordinary shares (including up to 2,599,672 ordinary shares issuable upon conversion of Series C non-voting ordinary shares, up to 404,771 ordinary shares issuable upon conversion of Series E non-voting ordinary shares, and up to 175,901 ordinary shares issuable upon conversion of Series C non-voting ordinary shares following the exercise of outstanding warrants), (ii) 2,775,573 Series C non-voting ordinary shares (including up to 175,901 Series C non-voting ordinary shares issuable upon exercise of outstanding warrants), and (iii) 404,771 Series E non-voting ordinary shares, (B) Amendment No. 2 to Form S-3, filed with the Commission on January 5, 2018, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by the selling shareholders of (i) 8,095,630 of ordinary shares (including up to 2,599,672 ordinary shares issuable upon conversion of Series C non-voting ordinary shares, up to 404,771 ordinary shares issuable upon conversion of Series E non-voting ordinary shares, and up to 175,901 ordinary shares issuable upon conversion of Series C non-voting ordinary shares following the exercise of outstanding warrants), (ii) 2,775,573 Series C non-voting ordinary shares (including up to 175,901 Series C non-voting ordinary shares issuable upon exercise of outstanding warrants), and (iii) 404,771 Series E non-voting ordinary shares, (C) Amendment No. 3 to Form S-3, filed with the Commission on July 20, 2018, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by the selling shareholders of (i) 10,091,208 of ordinary shares (including up to 2,599,672 ordinary shares issuable upon conversion of Series C non-voting ordinary shares, up to 910,010 ordinary shares issuable upon conversion of Series E non-voting ordinary shares, and up to 175,901 ordinary shares issuable upon conversion of Series C non-voting ordinary shares following the exercise of outstanding warrants), (ii) 2,775,573 Series C non-voting ordinary shares (including up to 175,901 Series C non-voting ordinary shares issuable upon exercise of outstanding warrants), and (iii) 910,010 Series E non-voting ordinary shares and (D) Amendment No. 4 to Form S-3, filed with the Commission on December 4, 2018, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by the selling shareholders of (i) 9,761,272 of ordinary shares (including up to 2,599,672 ordinary shares issuable upon conversion of Series C non-voting ordinary shares, up to 910,010 ordinary shares issuable upon conversion of Series E non-voting ordinary shares, and up to 175,901 ordinary shares issuable upon conversion of Series C non-voting ordinary shares following the exercise of outstanding warrants), (ii) 2,775,573 Series C non-voting ordinary shares (including up to 175,901 Series C non-voting ordinary shares issuable upon exercise of outstanding warrants), and (iii) 910,010 Series E non-voting ordinary shares.
•	Registration No. 333-215144, filed with the SEC on December 16, 2016, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by the selling shareholders to resell up to an aggregate of (i) 514,527 of ordinary shares (including up to 192,485 shares issuable upon the conversion of Series C non-voting ordinary shares ), and (ii) 192,485 Series C non-voting ordinary shares.
•	Registration No. 333-195562, filed with the SEC on April 29, 2014, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by selling shareholders of up to 2,612,341 of ordinary shares (including the ordinary shares into which Enstar’s non-voting preferred shares or non-voting common shares may convert).
•	Registration No. 333-151461, filed with the SEC on June 5, 2008, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by selling shareholders of 669,917 ordinary shares, as amended by Amendment No. 1 to Form S-3, filed with the Commission on June 13, 2008, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by selling shareholders of 725,537 ordinary shares.
•	Registration No. 333-143064, filed with the SEC on May 17, 2007, providing for the offer and sale of, from time to time, in one or more offerings and series, together or separately, by selling shareholders of up to 750,000 ordinary shares.

As a result of the Mergers, the Registrant has terminated all offerings of its securities pursuant to existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statements which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on July 2, 2025.

ENSTAR GROUP LIMITED

By:	/s/ Audrey B. Taranto
Name:	Audrey B. Taranto
Title:	General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on July 2, 2025.

ENSTAR FINANCE LLC

By:	/s/ Jennifer Miu
Name:	Jennifer Miu
Title:	Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.